Exhibit 10.1

ADDENDUM TO A LAND LEASE AGREEMENT

Sport City Cadiz, S.L.

As Landlord

Nomadar Corp, Sucursal en España

As Tenant

April 9, 2026

Contents

1.	Purchase Option	2

2.	Amendment to the Purchase Option exercise formalities	2

3.	Ratification of the Lease Agreement	2

4.	Applicable law and jurisdiction	2

ADDENDUM TO A LAND LEASE AGREEMENT WITH PURCHASE OPTION

In Cádiz, on April 9, 2026

by and between

(1)	Mr. Joaquín Martín Perles of Spanish nationality, with professional address for this purpose in Campus “El Madrugador”, Ctra. El Portal A-2002, Km. 1,5, El Puerto de Santa María, 11500 and with Spanish National Identification Card number 34.005.384E.

(2)	Mr. Manuel Ignacio Díaz Charlo, of Spanish nationality, with professional address for this purpose in Calle Portugal, 2 Pol. Ind. El Trocadero, Puerto Real, 11519 Cádiz, Spain and with Spanish National Identification Card number 34.048.010Y.

they appear in the following capacities

(1)	Mr. Manuel Ignacio Díaz Charlo on behalf of the company SPORT CITY CADIZ, S.L. (hereinafter, the Landlord or the Seller) a company incorporated under the laws of Spain, with registered office at Calle Portugal, 2 Pol. Ind. El Trocadero, Puerto Real, 11519 Cádiz, Spain, registered with the Commercial Registry of Cádiz under volume 2421, sheet CA-59567, page 221 and holder of Spanish Tax ID number B67967661.

Mr. Manuel Ignacio Díaz Charlo acts in the capacity of CEO, by virtue of Sport City Cadiz, S.L.

(2)	Mr. Joaquín Martín Perles on behalf of the company NOMADAR Corp. Sucursal en España (hereinafter, the Tenant or the Optionee), a company incorporated under the laws of Delaware, USA, with registered office at El Puerto de Santa María, registered with the Commercial Registry of Cadiz: date: 16-1-2025, Protocol 124; Registration 2nd: CA-65550 and holder of Spanish Tax ID number W0308287B.

Mr. Joaquín Martín Perles acts in the capacity of CEO of the Americas & Global Vice Chairman, by virtue of NOMADAR Corp. Sucursal en España.

The Landlord and Tenant shall be jointly referred to as the Parties.

The Parties recognise in each other sufficient powers and capacity to enter into this addendum (the Addendum) and to this end

WHEREAS

(A)	That, on 17 November 2025, the Parties entered into a land lease agreement with purchase option over a plot of land located at Puerto de Santa María, Spain (the Lease Agreement). The Lease Agreement included the lease of the plot registered with the Land Registry unit 7,847 of the Land Registry number 4 of “Puerto de Santa María” and corresponds with the cadastral reference number 11027A011000890000FG.

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(B)	That, under Clause 10 of the Lease Agreement grants the Optionee an exclusive purchase option over the Plot (as defined in the Agreement) under certain terms and conditions (the Purchase Option).

(C)	The Parties have reached certain commercial agreements with regards the Purchase Option and, in that regard wish to amend the terms and conditions of Clause 10 of the Agreement as set forth in this Addendum.

(D)	All capitalised terms used but not defined in this Addendum shall have the meanings ascribed to them in the Agreement.

CLAUSES

1.	Purchase Option

The Parties agree to amend Clause 10.1 of the Lease Agreement so that the Purchase Option may be exercised by the Optionee on one or several occasions, provided that each exercise shall relate to a surface area of no less than one hundred thousand square meters (100,000 sqm) of the Plot, as agreed under Clause 10.1 of the Lease Agreement.

For clarification purposes, the Optionee shall be entitled to exercise the Purchase Option partially, over one or more portions of the Plot, at different times during the Term (as defined in the Agreement), subject always to the minimum surface requirement set forth above and to the remaining terms and conditions of Clause 10 of the Lease Agreement, which shall continue to apply to each exercise of the Purchase Option.

2.	Amendment to the Purchase Option exercise formalities

The Parties agree to amend the Clause 10.2 (paragraph 2) of the Lease Agreement, so that, from the execution of this Addendum, it reads as follows:

“Upon receipt of the Notification by the Seller, the Parties will formalize the transfer of the Plot or, as applicable, the part of the Plot, in favour of the Optionee in a maximum term of ninety (90) business days following the Notification, at the Notary selected by the Optionee, through the relevant sale and purchase deed (the SPD).”

3.	Ratification of the Lease Agreement

The Parties expressly acknowledge that this Addendum constitutes a novation of a modificatory nature (novación modificativa) and not an extinctive novation of the Lease Agreement. Accordingly, the Parties confirm and ratify that the Lease Agreement shall continue in full force and effect between the Parties, and only the matters expressly regulated in this Addendum shall be affected hereby, without this Addendum affecting or modifying in any way the remaining terms and conditions agreed in the Lease Agreement.

4.	Applicable law and jurisdiction

The Addendum and the rights and obligations of or relating to the same shall be governed by and interpreted in accordance with the Spanish common law.

For the resolution of any issues that may arise in connection with this Addendum, both Parties submit to the jurisdiction of the Courts and Tribunals of the place where the Plot is located, expressly waiving any other jurisdiction that may correspond to them.

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In witness whereof the parties sign this Addendum in two identical counterparts at the place and on the date indicated above.

THE LANDLORD	THE TENANT

Mr. Manuel Ignacio Diaz Charlo	Mr. Joaquin Martin Perles
CEO, Sport City Cadiz	CEO of the Americas &
Global Vice Chairman, Nomadar Corp.

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